Exhibit 10.11
June 9, 2011
Mr. Jeffery Solomon
Worcester Polytechnic Institute
100 Institute Road
Worcester, MA 01609-2280
Dear Mr. Solomon
This letter is to serve as an amendment to the Lease between RXi Pharmaceuticals Corporation and Newgate Properties, LLC dated September 25, 2007 and later amended on August 28, 2008 and again on January 23, 2009.
Landlord and Tenant agree to amend:
Section 1.1 as follows:
Premises: For the period from June 16, 2011 to June 30, 2012, the portion of the first floor of the Building consisting of approximately 2,882 square feet of office space and a portion of the third floor consisting of approximately 2,425 square feet of laboratory space, all as more particularly shown on Exhibit A attached hereto. On or before June 15, 2011, Tenant agrees to vacant all other third floor premises consisting of approximately 595 square feet of office space and approximately 850 square feet of laboratory space and Landlord agrees to give Tenant a rent credit of $2047.00 (1,445 x $34.00 / 12 x .5).
Basic Rent: Notwithstanding any verbal or written statements to the contrary, the Landlord and Tenant hereby agree that the schedule of Basic Rent shall be:
1. For the period from July 1, 2011 to July 31, 2011             $15,036.50
2. For the period from August 1, 2011 to June 30, 2012       $16,363.25 per month
     (Computed as 5,307 sf x $37.00 / 12 months)
Term: Notwithstanding any verbal or written statements to the contrary, the Landlord and Tenant hereby agree that the Term of this Lease shall terminate on the earlier of:
1. June 30, 2012, or

2. 90 days from the date that Tenant provides written notice to Landlord of its intent to vacate the Premises and terminate the Lease.
[SIGNATURE PAGE FOLLOWS]

Tenant:

/s/ Mark Ahn	June 10, 2011

Mark Ahn, Ph.D., President and CEO RXi Pharmaceuticals Corporation	(Date)

Lessor:

/s/ Jeffrey S. Solomon	6 /20/11

Jeffrey S. Solomon, EVP &CFO Worcester Polytechnic Institute	(Date)

2